UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 14, 2009

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2009, the Board of Directors of Echelon Corporation (the “Company”) approved a structured salary reduction plan, which is described in greater detail below under Item 8.01. The salary reduction plan will apply to, among others, all executive officers of the Company, including the named executive officers. The reductions and new annual salaries of certain of the named executive officers are as follows: (i) M. Kenneth Oshman, the Company’s Executive Chairman, a 15% reduction to $93,500; (ii) Oliver R. Stanfield, the Company’s Executive Vice President and Chief Financial Officer, a 15% reduction to $306,000; (iii) Kathleen B. Bloch, the Company’s Senior Vice President and General Counsel, a 15% reduction to $303,450; and (iv) Russell Harris, the Company’s Senior Vice President-Operations, a 15% reduction to $293,250.

As part of the salary reduction plan, the Board also approved the issuance of certain performance shares to employees as of June 10, 2009, as described in greater detail below under Item 8.01. The performance shares are to vest on April 30, 2010. The number of performance shares issuable to each of the named executive officers will be determined in accordance with the plan described in Item 8.01 below.

Item 8.01. Other Events.

On April 14, 2009, the Company’s Board of Directors approved a structured salary reduction plan for certain employees to become effective as of May 1, 2009. The reductions currently are expected to remain in place for one year. The plan will apply to all employees other than those for whom a significant portion of target income is tied to sales commissions. In addition, because of applicable local laws and regulations, the salary reduction plan will not be applied outside of the United States. Under this plan, in addition to the salary reductions for the named executive officers described in Item 5.02 above, the salaries of all other Senior Vice Presidents will be reduced by 15%. The salaries of other affected employees will be reduced on a formula basis as follows: the first $50,000 of salary will not be reduced, the next $50,000 of salary will be reduced by 10% and salary above $100,000 will be reduced by 15%.

As part of the salary reduction plan, the Company’s Board of Directors approved the issuance of performance shares to employees affected by the plan. The performance shares are to be issued under the Company’s 1997 Stock Plan on June 10, 2009 and will vest on April 30, 2010. Each affected employee is to receive performance shares that have a value equal to one half of the amount of that employee’s annual salary reduction, valued at the closing price of the Company’s common stock on June 10, 2009. The performance shares issued to any employee who is not employed by the Company on April 30, 2010 will not vest and will be returned to the 1997 Stock Plan.

The Company’s Board of Directors also approved a 15% reduction in the cash compensation payable to independent Board members for Board and Committee service, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ Oliver R. Stanfield
Oliver R. Stanfield Executive Vice President and Chief Financial Officer

Date: April 17, 2009